UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant Rule §240.14a-11(c) or §240.14a-2

9 Meters Biopharma, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑ No fee required
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i

9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933

Notice of Special Meeting of Stockholders
To Be Held on September 23, 2022

Dear Stockholder:

The stockholders of 9 Meters Biopharma, Inc. (the “Company”) will hold a special meeting of stockholders (the “Special Meeting”) on September 23, 2022, at 8 a.m. Eastern Time at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609. Due to the ongoing uncertainty regarding the spread of the coronavirus, or COVID-19, in the United States, it may become necessary to change the date, time, location, and/or format of the Special Meeting in order to comply with advisories or mandates of federal, state, and local governments, and related agencies or, in our sole determination, to ensure the safety of those who attend. We will announce any such change in advance by issuing a press release and filing the announcement with the Securities and Exchange Commission (the “SEC”).

The Special Meeting is called to approve the potential issuance of shares of our common stock underlying senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding on June 30, 2022, for purposes of complying with Nasdaq Listing Rule 5635(d) (the “Nasdaq Proposal”). We will also transact any other business that may properly come before the Special Meeting or at any adjournments or postponements of the Special Meeting.

The Nasdaq Proposal is more fully described in the Proxy Statement accompanying this Notice. Please refer to the Proxy Statement for further information with respect to the business to be transacted at the Special Meeting. The Board of Directors unanimously recommends that you vote “FOR” the Nasdaq Proposal.

The record date for the Special Meeting is July 25, 2022. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. Whether or not you expect to attend the Special Meeting, it is important that your shares be represented and voted. Please vote over the telephone or over the Internet as instructed in these materials, or vote by mail, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Instructions on how to vote are found in the section entitled “How may I vote shares at the Special Meeting” starting on page 4 of the Proxy Statement.

9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
(919) 275-1933

If you have any questions, or require any assistance
with voting your shares, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Telephone for Banks and Brokers: (212) 269-5550
Stockholders may call toll-free: (866) 829-1035
Email: 9meters@dfking.com

By Order of the Board of Directors

/s/ John Temperato
John Temperato
President and Chief Executive Officer

Raleigh, North Carolina

9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
919-275-1933

Proxy Statement for Special Meeting of Stockholders
To Be Held on September 23, 2022

9 METERS BIOPHARMA, INC.
8480 Honeycutt Road, Suite 120
Raleigh, NC 27615
919-275-1933
Proxy Statement for Special Meeting of Stockholders
To Be Held on September 23, 2022

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2022

This Proxy Statement is furnished to the holders of our common stock in connection with the solicitation of proxies on behalf of our Board of Directors for use at the Special Meeting to be held on September 23, 2022 at 8 a.m. Eastern Time at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609, or for use at any adjournment or postponement thereof. The purpose of the Special Meeting is to approve the potential issuance of shares of our common stock underlying senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding on June 30, 2022, for purposes of complying with Nasdaq Listing Rule 5635(d) (the "Nasdaq Proposal"). Only stockholders of record at the close of business on July 25, 2022 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. We mailed our proxy materials on or about August 2, 2022 to our stockholders of record and beneficial owners as of the close of business on the Record Date.

Each holder of our common stock is entitled to one vote for each share held as of the Record Date with respect to all matters that may be considered at the Special Meeting. Stockholder votes will be tabulated by persons appointed by our Board of Directors to act as inspectors of election for the Special Meeting.

We have engaged D.F. King & Co., Inc. ("DF King"), a proxy solicitation firm, at an approximate costs of $12,500, to solicit proxies on behalf of the Company. DF King may solicit the return of proxies, either by mail, telephone, email or through personal contact. The cost of solicitation will be borne by us, including the fees of DF King as well as the reimbursement of their expenses. Our directors and employees may also solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

Please refer to the Proxy Statement for further information with respect to the business to be transacted at the Special Meeting. Our Proxy Statement is also available at www.proxyvote.com.

All references in this Proxy Statement to “9 Meters”, “the Company”, “we”, “our”, and “us” mean 9 Meters Biopharma, Inc.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Will the Special Meeting be impacted by the coronavirus (COVID-19) pandemic?

We continue to actively monitor developments in relation to the COVID-19 pandemic, including the spread of variant strains of the virus, and we regularly review and consider the related requirements, recommendations, and protocols that are issued and that may be issued by public health authorities and governments, including in relation to masking, testing, and vaccinations. Due to the rapidly evolving circumstances and the uncertainties surrounding the COVID-19 pandemic, it may become necessary to change the location, date, and/or time of the Special Meeting to comply with these advisories and mandates or, in our sole determination, to ensure the safety of those who attend. If circumstances dictate, it may become necessary for us to conduct the Special Meeting “virtually” through the internet or through other electronic or telephonic means in lieu of an in-person meeting.

If it becomes necessary to change the date, time, location, and/or format of the Special Meeting, in lieu of mailing additional soliciting materials or amending this Proxy Statement, we will announce the decision in advance by issuing a press release, filing the announcement with the SEC and taking other reasonable steps to notify other parties involved in the proxy process of the change(s). Any such press release and filing with the SEC will also be available on our website at www.9meters.com.

We recommend that you monitor our press releases or filings with the SEC in the event that circumstances require us to change the date, time, location or format of the Special Meeting, particularly if you plan to attend the Special Meeting in person. We encourage all stockholders to vote their shares prior to the Special Meeting. Even if you plan to attend the Special Meeting, we recommend that you vote your shares in advance using one of the methods described below under “How may I vote my shares at the Special Meeting?” to ensure that your vote will be counted, including in the event that you later decide not to attend the Special Meeting.

Who may vote at the Special Meeting?

Our Board of Directors set July 25, 2022 as the Record Date for the Special Meeting. If you owned shares of our common stock at the close of business on July 25, 2022, you may attend and vote at the Special Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on.

As of the close of business on July 25, 2022, there were [●] shares of our common stock outstanding that will be entitled to vote at the Special Meeting.

A list of the stockholders entitled to vote at the Special Meeting may be examined at our principal executive office in Raleigh, North Carolina during ordinary business hours for the ten-day period preceding the Special Meeting for any purposes related to the meeting. The stockholder list will also be available to stockholders during the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, formerly known as Corporate Stock Transfer (“EQ”), you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by EQ on our behalf. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Special Meeting. You will need to present a form of personal photo identification in order to be admitted to the Special Meeting.

Beneficial Owner. If you hold your shares in an account with a broker, bank or other nominee, rather than of record directly in your own name, then the broker, bank or other nominee is considered the record holder of that stock. You are considered the beneficial owner of that stock, and your stock is held in “street name”. This Proxy Statement has been forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote your shares, and you are also invited to attend the Special Meeting.

Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing your broker, bank or other nominee as to how to vote your shares. In most cases, you will be able to do this by mail, via the Internet or by telephone. Alternatively, you may obtain a legal proxy from your broker, bank or other nominee and follow the instructions described below. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Special Meeting unless you obtain a legal proxy from the broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the Special Meeting. We urge you to instruct your broker, bank or other nominee by following the instructions on the enclosed voting instruction form, to vote your shares in line with our Board of Directors’ recommendations on the voting instruction form.

What is the quorum requirement for the Special Meeting?

A majority of our outstanding shares of common stock entitled to vote as of the Record Date must be present at the Special Meeting in order for us to hold the Special Meeting and conduct business. This is called a quorum. Your shares will be counted as present at the Special Meeting if you:
•Are present and entitled to vote in person at the Special Meeting; or
•Properly submitted a proxy card or voting instruction form.
Abstentions will be counted for purposes of determining whether a quorum is present at the Special Meeting. If you are present in person or by proxy at the Special Meeting but abstain from voting on the proposal, your shares are still counted as present and entitled to vote.

What proposal will be voted on at the Special Meeting?

The proposal to be voted on at the Special Meeting is the Nasdaq Proposal to approve the potential issuance of shares of our common stock underlying senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding on June 30, 2022, for purposes of complying with Nasdaq Listing Rule 5635(d).

We will also consider any other business that properly comes before the Special Meeting. As of the Record Date, we are not aware of any other matters to be submitted for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, the proxy named in the proxy card or voter instruction card will vote the shares it represents using their best judgment.

What is a broker non-vote, and will there be any broker non-votes at the Special Meeting?

Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular "non-routine" proposals and the beneficial owner of those shares has not instructed the broker to vote on those proposals. Broker non-votes will not be counted in the tabulation of the votes cast and entitled to vote on the Nasdaq Proposal. As there are no "routine" proposals being voted on, there will be no broker non-votes. The failure to issue voting instructions to your broker will have no effect on the outcome of the Nasdaq Proposal, except to the extent such failure prevents the Company from obtaining a quorum at the Special Meeting.

What vote is required to approve the Nasdaq Proposal?

Votes will be counted by the inspector of elections appointed for the Special Meeting, who will separately count votes “For”, “Against,” and abstentions. As there are no "routine" matters being voted on, there will be no broker non-votes. The following table describes the voting requirement for the Nasdaq Proposal, including the effect that abstentions will have on the outcome of the Nasdaq Proposal:

Proposal Number	Proposal Description	Required Vote for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Nasdaq Proposal	“For” votes from the holders of a majority of the votes cast and entitled to vote thereon	Abstentions will have no effect	Broker non-votes will have no effect

Can I access these proxy materials on the Internet?

Yes. The Notice of Special Meeting and Proxy Statement are available for viewing, printing, and downloading at www.proxyvote.com. All materials will remain posted on www.proxyvote.com at least until the conclusion of the Special Meeting.

How may I vote my shares at the Special Meeting?

If your common stock is held by a broker, bank, nominee, or trustee, they should send you instructions that you must follow in order to have your shares voted.

If you hold shares in your own name, you may vote by proxy in any one of the following ways:

•Proxy Vote by Internet. You may use the Internet to transmit your voting instructions by going to the website www.proxyvote.com and following the voting instructions on that website;
•Proxy Vote by Phone. You may use any touch-tone telephone to transmit your voting instructions by calling the toll-free number 1-800-690-6903 and following the recorded instructions;
•By Mail. By completing, dating, signing, and returning the proxy card that you receive in your proxy materials; or
•In Person at the Special Meeting. All stockholders of record may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. You are encouraged to vote via the Internet, by telephone or by mail, regardless of whether you plan to attend the Special Meeting in person.
The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 PM EDT on September 22, 2022. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors, as permitted by law.

If you have any questions or need assistance voting, please contact DF King, our proxy solicitor assisting us in connection with the Special Meeting. Stockholders may call toll free at (866) 829-1035 or email at 9meters@dfking.com. Brokers and banks may call (212) 269-5550.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Our Board of Directors has designated our Chief Executive Officer, John Temperato, and our Board Chairman, Mark Sirgo, as the Company’s proxies for the Special Meeting.

How can I change my vote after submitting it?

If you are a stockholder of record, you can revoke your proxy before your shares are voted at the Special Meeting by:

•Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 at or before the taking of the vote at the Special Meeting;
•Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary at 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615 at or before the taking of the vote at the Special Meeting;
•Attending the Special Meeting and voting at the meeting (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy); or
•If you voted by telephone or via the Internet, voting again by the same means prior to 11:59 PM EDT on September 22, 2022.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank, or other holder of record. You may also vote at the Special Meeting by following the instructions provided by your bank, broker or other holder of record to participate in the Special Meeting.

What does it mean if I receive more than one proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with banks, brokers or other nominees. Please complete and return all proxy cards or voting instruction forms to ensure that all of your shares are voted. For joint accounts, each owner should sign the proxy card. When signing as an executor, administrator, attorney, trustee, guardian or other representative, please print your full name and title on the proxy card.

Who can help answer my questions about the Special Meeting or how to submit or revoke my proxy?

If you are the stockholder of record, please contact:

9 Meters Biopharma, Inc.
Attn: Investor Relations
8480 Honeycutt Road, Suite 120,
Raleigh, NC 27615
Telephone: (919) 275-1933
investor-relations@9meters.com

If your shares are held in street name, please call the telephone number provided on your voting instruction form or contact your bank, broker or other nominee directly.

Who will pay the costs of soliciting these proxies, and how are they being solicited?

We have engaged DF King, a proxy solicitation firm, at an approximate costs of $12,500, to solicit proxies on behalf of the Company. DF King may solicit the return of proxies, either by mail, telephone, email or through personal contact. The cost of solicitation will be borne by us, including the fees of DF King as well as the reimbursement of their expenses. Our directors and employees may also solicit proxies in person, by telephone, fax, electronic transmission or other means of communication. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokerage firms, and other institutions, nominees, and fiduciaries to forward these proxy materials to their principal, and to obtain authority to execute proxies, and will reimburse them for their expenses.

If you choose to access the proxy materials and/or submit a proxy to vote on the Internet or telephonically, you are responsible for access charges you may incur.

Where can I find the voting results of the Special Meeting?

We plan to announce the preliminary voting results at the Special Meeting. We will publish the results in a Form 8-K filed with the SEC within four business days after the Special Meeting.

Whom do I contact if I have questions about the Special Meeting?

If you have any questions, or require any assistance
with voting your shares, please contact:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005

Telephone for Banks and Brokers: (212) 269-5550
Stockholders may call toll-free: (866) 829-1035
Email: 9meters@dfking.com

PROPOSAL 1 – NASDAQ PROPOSAL

TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE
CONVERTIBLE NOTES ISSUED BY US ON JULY 15, 2022

Description of the Convertible Notes

On June 30, 2022, we entered into the Purchase Agreement for the purchase of senior secured convertible notes with an institutional investor (the “Holder”). The principal amount for the initial note was $21 million (the “Initial Note”), with an option to issue additional convertible notes to the Holder with principal amounts of up to an aggregate of $70 million (together with the Initial Note, the “Convertible Notes”), subject to certain limitations, including that the price of our common stock is not less than 130% of the Fixed Conversion Price (as defined below). The closing date of the Initial Note was July15, 2022 (the “Initial Closing Date”) and additional Convertible Notes may be issued and sold in one or more subsequent closings (each, a “Subsequent Closing Date”, and together with the Initial Closing Date, the “Closing Dates”). Any future issuances of Convertible Notes under the Purchase Agreement will be on substantially the same terms as the Initial Note, as described below. The Company will use the net proceeds from the sale of the Convertible Notes to develop and commercialize vurolenatide for short bowel syndrome and for other corporate purposes.

General Terms of the Convertible Notes

The 36-month Convertible Notes bear interest equal to the three-month benchmark rate plus 5% (with a floor of 6%) (18% upon an event of default). The Convertible Notes rank senior to all of the outstanding and future indebtedness of the Company and our subsidiaries, and are secured by a first priority perfected security interest in all of our existing and future assets; however, we may use our intellectual property collateral in certain strategic transactions with companies in the pharmaceutical or biotechnology industry, subject to certain collateral requirements being met.

For the first 12 months following the Closing Date of each Convertible Note, we will make interest payments to the Holder but are not required to make any scheduled principal payments on such Convertible Note. Beginning with the first calendar month thereafter, each Convertible Note amortizes (1/24th) each month until maturity and each amortization installment payment will equal 105% of par.
The Convertible Notes are optionally convertible by us or the Holder, subject to certain limitations as described below. We can elect to make principal or interest payments (or accelerated payments) in common stock instead of cash, by providing a notice to the Holder specifying the dollar amount of such election for any given month’s scheduled amortization and, in the case of any earlier accelerated payment(s), a conversion period of not less than 10 trading days, but no more than 40 trading days, during which the Holder converts such portion of the Convertible Notes into common stock. Pursuant to such optional conversion, the conversion price equals 92.0% of the lowest daily VWAP during the three-trading day period immediately prior to the payment date determined by the Holder during the conversion period, provided however, that we can elect to set a conversion floor price. If the Holder elects to convert the Convertible Notes, the conversion price per share will be $0.3531, subject to customary adjustments and anti-dilution protection described below (the “Fixed Conversion Price”). The conversion of the Convertible Notes is subject to certain conditions, including that the shares are registered under the Securities Act of 1933, as amended, the Holder is not in possession of material non-public information provided by or on behalf of the Company, no fundamental change of the Company has been announced or is pending, the Holder remains within the

Beneficial Ownership Limitation (as defined below), and no event of default has occurred and is continuing (the “Equity Conditions”).
As long as we remain in compliance with the Convertible Notes, and subject to certain limitations described in the Convertible Note, we have two optional redemption rights to repay the Convertible Notes in cash. First, after 180 days following the applicable closing date, so long as the market price of our common stock has been no less than 140% of the Fixed Conversion Price for the immediately preceding 20 trading days, we can elect to redeem the Convertible Note for an amount equal to 105% of the principal amount elected to be redeemed, plus accrued and unpaid interest. Second, at any time following the applicable Closing Date, we can elect to repay the Convertible Note at the greater of (i) the Fixed Conversion Value (the daily VWAP of the common stock on the date of the redemption notice multiplied by the number of shares that would result from the conversion of the principal amount being redeemed at the Fixed Conversion Price), plus accrued and unpaid interest or (ii) 125% of par before the first anniversary of the applicable Closing Date, 115% of par before the second anniversary of the applicable Closing Date, and 105% of par before the third anniversary of the applicable Closing Date, each plus accrued and unpaid interest.

The conversion price with respect to the Convertible Notes is subject to a weighted average anti-dilution adjustment in the event we issue, or are deemed to have issued, shares of common stock, other than certain excepted issuances, at a price below the conversion price then in effect. Additionally, for 90 days following the Initial Closing Date, if we grant, issue or sell any shares of common stock, then immediately after such dilutive issuance, the conversion rate of the Initial Note will be decreased to an amount equal to the average of the daily VWAPs of the common stock for each of the five trading days immediately following the date of public disclosure of such issuance.

The Convertible Notes provide for standard and customary events of default, such as our failing to make timely payments under the Convertible Notes and failing to timely comply with the reporting requirements of the Securities Exchange Act of 1934, as amended. The Purchase Agreement and Convertible Notes also contain customary affirmative and negative covenants, including limitations on incurring additional indebtedness, the creation of additional liens on our assets, and entering into investments, as well as a requirement to raise at least $25 million by March 31, 2023 (the “Subsequent Financing”) and a minimum liquidity requirement (110% of the outstanding principal amount prior to the Subsequent Financing and thereafter the greater of (i) the outstanding principal amount, less 7.5% of our total market capitalization and (ii) 50% of the outstanding principal amount).

The Convertible Note may not be converted into shares of common stock if such conversion would result in the Holder and its affiliates owning an aggregate of in excess of 4.99% of the then-outstanding shares of our common stock, provided that upon 61 days’ notice, such ownership limitation may be adjusted by the Holder, but in any case, to no greater than 9.99% (the “Beneficial Ownership Limitation”).

Additionally, as discussed further below, the Convertible Notes are not convertible to the extent the conversion would result in the Company issuing in the aggregate pursuant to the Convertible Notes more shares of common stock than permitted under the rules of the Nasdaq Listing Rules until such time as we shall have obtained stockholder approval (the “Exchange Cap”), which we are seeking pursuant to this Nasdaq Proposal.

Why does the Company need Stockholder Approval?

Our common stock is listed on The Nasdaq Capital Market and, as such, we are subject to the Nasdaq Stock Market Rules. Nasdaq Listing Rule 5635(d) requires stockholder approval for the issuance, other than in a public offering, of common stock equal to 20% or more of the common stock outstanding on June 30, 2022, the date we entered into the Purchase Agreement, for a price less than the “Minimum Price” as defined in the Nasdaq Listing Rules (the “Nasdaq 20% Rule”). There were 259,107,380 shares of our common stock outstanding on June 30, 2022. Even though we do not necessarily anticipate issuing that many shares at this time, and notwithstanding the Beneficial Ownership Limitation, it is possible under the structure of the Convertible Notes that in the aggregate over the life of this arrangement we might issue enough shares to violate the Nasdaq 20% Rule. Therefore, in order to ensure there is not a violation and the resulting delisting, which would be detrimental to the price and liquidity of our stock, we are seeking stockholder approval for elimination of the Exchange Cap.

We have entered into voting agreements with each of our officers and directors pursuant to which they have agreed to vote their shares in favor of the Nasdaq Proposal. Parties to these voting agreements held an aggregate of [●] shares of our common stock, or approximately [●] of the total outstanding shares, as of the Record Date.

What is the effect on current stockholders if the Nasdaq Proposal is approved?

If our stockholders approve the Nasdaq Proposal, we will be able to eliminate the Exchange Cap in the Convertible Notes and therefore potentially issue shares of common stock equal to 20% or more of our outstanding common stock on the date we entered into the Purchase Agreement. This will avoid a potential delisting of our common stock from Nasdaq, which delisting would be detrimental to the price and liquidity of our stock.

If stockholders approve the Nasdaq Proposal, current stockholders may experience significant dilution of their current equity ownership in the Company upon conversion of some or all of the Convertible Notes. There are two principal ways in which the Convertible Notes may be converted into shares of common stock: (i) conversion at the election of the Holder of the Convertible Notes and (ii) conversion at our election, provided we meet the requirements, in order to pay the principal or interest payments (or accelerated payments) in common stock.

For conversions at the election of the Holder, at the current conversion rate of $0.3531 for such conversions, the principal amount of $21 million on the Initial Note would be convertible into 59,473,237 shares of common stock, representing approximately [●]% dilution to current stockholders based on [●] shares of common stock issued and outstanding on July 25, 2022.

For conversions in relation to the principal or interest payments (or accelerated payments) on the Initial Note, the conversion price is determined as a discount to the then current market price, as described above. For example, if all principal and interest payments were to be paid in shares of common stock, which aggregate payments total an estimated $[●] million, and the payments were made at the conversion price of $[●] per share (the conversion price on July 25, 2022), then we would issue approximately [●] shares of common stock. This would represent [●]% dilution to current stockholders based on [●] shares of common stock issued and outstanding on July 25, 2022. If the calculated discount to the current market price of our common stock on the actual date of such principal or interest payments (or accelerated payments) is above $[●], we will issue fewer shares for settlement of such payments on the Initial Note. However, if we issue subsequent Convertible Notes under the Purchase Agreement in the future, or if the conversion price is less than $[●], then could issue more shares for settlement of such payments.

What is the effect on current stockholders if the Nasdaq Proposal is not approved?

Repayment of the Convertible Notes in Cash

If the Nasdaq Proposal is not approved, we will be unable to convert the Convertible Notes into shares of common stock to the extent that conversion of the Convertible Notes would result in the issuance of 20% or more of the issued and outstanding shares of common stock on the date we entered into the Purchase Agreement, and we would be forced to pay cash to meet our obligations under the terms of the Convertible Notes. Under the restrictions of the Nasdaq 20% Rule and the Exchange Cap, we can only issue 51,821,475 shares in settlement of installment conversions. Failure of the stockholders to approve the Nasdaq Proposal will drastically limit our ability to elect to make future payments in shares of common stock, which would result in our using available cash to make installment payments under the Convertible Notes. Repayment of the Convertible Notes in cash would divert resources away from funding our business operations, including our pipeline development, which could negatively impact our prospects, financial condition and results of operations.

Potential Future Dilution

If we cannot issue shares of common stock to make payments as they become due under the Convertible Notes because of the Exchange Cap, and we do not otherwise have sufficient available cash to meet our obligations, we might seek to raise additional capital through the issuance of shares of common stock or preferred stock. Such issuances might be at prices more dilutive to stockholders than the terms permitting conversion of installment payments into shares of common stock under the Convertible Notes. To the extent that we engage in such transactions to raise additional capital, our current stockholders could be substantially diluted.

Potential Event of Default

If this Nasdaq Proposal is not approved, and if we do not have sufficient funds to make cash payments for payments due under the Convertible Notes and cannot raise such funds prior to a payment date, then we might default under the Convertible Notes. Occurrence of an event of default by the Company could have significant negative consequences for us and our stockholders. An event of default could harm our financial condition, force us to reduce or cease operations or to sell or out-license some or all of our intellectual property or could result in our declaring bankruptcy and the Holder of the Convertible Notes seizing some or all of the assets of the Company and our subsidiaries which currently secure the Convertible Notes.

Obligation to Continue to Seek Approval

If our stockholders do not approve this Nasdaq Proposal, we will be required to seek stockholder approval of this proposal every 90 days until we receive stockholder approval of this proposal. We are not seeking the approval of our stockholders to authorize our issuance of the Convertible Notes, as we have already entered into the Purchase Agreement and issued the Initial Note, which are binding obligations on us. The failure of our stockholders to approve the Nasdaq Proposal will not negate the existing terms of the documents governing the Convertible Notes. The Initial Note will remain outstanding and the terms of the Purchase Agreement will remain binding obligations of the Company.

Seeking stockholder approval multiple times would require us to devote cash and management resources to those stockholder meetings, and would leave less resources for the development of our pipeline product candidates.

Where can I find more information regarding the Convertible Notes?

The above descriptions set forth some but not all of the material terms of the Convertible Notes and the Purchase Agreement. The full text of the Purchase Agreement and the Form of Convertible Note are attached as exhibits to the Company’s Current Report on Form 8-K, as filed with the SEC on June 30, 2022.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of a majority of the votes cast and entitled to vote thereon. Abstentions will have no effect on the outcome of this Nasdaq Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NASDAQ PROPOSAL AS DESCRIBED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and the related notes present information on the beneficial ownership of shares of our common stock as of July 25, 2022 (except where otherwise indicated) by:

•each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of our capital stock;
•each of our directors;
•each of our named executive officers; and
•all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of July 25, 2022, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each stockholder listed is: c/o 9 Meters Biopharma, Inc., 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Outstanding(1)
Principal Stockholders:
Adage Capital Management, L.P.	[●]	[●]	%
Directors and Named Executive Officers:
John Temperato	[●]	[●]	%
Bethany Sensenig	[●]	[●]
Mark Sirgo, Pharm.D.	[●]	[●]
Lorin K. Johnson, Ph.D.	[●]	[●]
Michael Constantino	[●]	[●]
Michael Rice	[●]	[●]
Samantha Ventimiglia	[●]	[●]
All directors and executive officers as a group (7 persons)	[●]	[●]	%

* Represents beneficial ownership of less than 1% of the shares of common stock outstanding

(1)	The percentage of beneficial ownership is based on [●] shares of common stock outstanding as of July 25, 2022.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the proxy statement for the 2023 annual meeting of stockholders, your proposal must be received by us no later than January 13, 2023 and must otherwise comply with Rule 14a-8. While our Board of Directors will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Management’s proxy holders for the 2023 annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to March 29, 2023.

Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2023 annual meeting of stockholders that will not be included in our proxy statement, you must notify us in writing, and such notice must be received by us no earlier than 90 days and no later than 120 days before the date of the 2023 annual meeting. Assuming the 2023 annual meeting were held on June 22, 2023, (which was the same date as our 2022 annual meeting) such notice would have to be received by us no earlier than February 22, 2023 and no later than March 24, 2023. If the date of the 2023 annual meeting is more than 30 days before or more than 60 days after June 22, 2023, then the notice must be delivered not earlier than 120 days before such date for the 2023 annual meeting and not later than the later of (i) 90 days before such date for the 2023 annual meeting or (ii) 10 days after the day on which we provided public disclosure of the date of the 2023 annual meeting.

For proposals not made in accordance with Rule 14a-8, you must comply with specific procedures set forth in our Bylaws and the nomination or proposal must contain the specific information required by our Bylaws. You may write to our Corporate Secretary at 9 Meters Biopharma, Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, to deliver the notices discussed above and to request a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are 9 Meters stockholders will be householding the Company’s proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify us or your broker. We will deliver promptly upon written or oral request a separate copy of the proxy materials. Direct your written request to our Corporate Secretary at 9 Meters Biopharma. Inc. Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or at (919) 275-1933. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request householding of their communications should contact their brokers.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as filed with the SEC is accessible free of charge under the Investors - Stock & Finance section of our website at www.9meters.com. The Annual Report on Form 10-K contains audited consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit) and cash flows for each of the two years in the period ended December 31, 2021. You can request a copy of our Annual Report on Form 10-K free of charge by e-mail at investor-relations@9meters.com, by mail addressed to 9 Meters Biopharma, Inc., Attn: Investor Relations, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615, or by telephone at (919) 275-1933. Please include your contact information with the request.

REQUESTS FOR DIRECTIONS TO THE SPECIAL MEETING OF STOCKHOLDERS

The Special Meeting will be held on September 23, 2022, at 8 a.m. Eastern Time at the Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609. Requests for directions to the Special Meeting location may be directed to 9 Meters Biopharma. Inc., Attn: Corporate Secretary, 8480 Honeycutt Road, Suite 120, Raleigh, NC 27615.

OTHER MATTERS

We do not know of any additional matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board of Directors recommends.

THE BOARD OF DIRECTORS
Dated: August 2, 2022

9 METERS BIOPHARMA

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. Approval, for purposes of complying with Nasdaq Listing Rule 5635(d), of the potential issuance of shares of our common stock underlying secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date

0000576360_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com

9 METERS BIOPHARMA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
SEPTEMBER 23, 2022

The undersigned stockholder of 9 Meters Biopharma, Inc. acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement, each dated August 2, 2022. The undersigned stockholder hereby appoints Mark Sirgo and John Temperato with full power of substitution and power to act alone, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of 9 Meters Biopharma, Inc. that the stockholder is entitled to vote at the Special Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on Friday, September 23, 2022, at The Renaissance Raleigh North Hills Hotel, 4100 Main at North Hills Street, Raleigh, NC 27609, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

0000576360_2 R1.0.0.24

Continued and to be signed on reverse side